Exhibit 10.1

SECURITY AGREEMENT

This Security Agreement dated July 9, 2010, hereinafter Agreement, is between the undersigned PEPPERBALL TECHNOLOGIES - CA, INC., A Delaware Corporation, hereinafter called "SELLER", and PRIMARY FUNDING CORPORATION , A California Corporation, hereinafter " PFC," hereinafter collectively referred to as the Parties. Said parties, for good and valuable consideration, agree to be bound by the terms and conditions herein.

1.	PURPOSE OF AGREEMENT

SELLER desires to obtain short-term financing by factoring, selling and assigning accounts receivable to PFC, and PFC desires to purchase such Accounts as are acceptable to it, in its sole discretion, at a discount below face value.

2.	DEFINITIONS

A. "ACCOUNT" means any right to payment for goods sold, and delivered, or services rendered which is not evidenced by an instrument or chattel paper.
B. "ACCEPTABLE ACCOUNT" means an account conforming to the warranties and terms set forth herein that is approved for purchase by PFC.
C. "CUSTOMER" means SELLER's Customer, the account debtor.
D. "SELLER" means the seller and assignor of the accounts.
E. "COLLATERAL" means the intangible or tangible property given as security (as further defined by Paragraph 4) to PFC by SELLER for any obligations and liabilities of SELLER to PFC under this Agreement.
F. "WARRANT" means to guarantee, as a material element of this Agreement.
G. "CREDIT PROBLEM" means an account debtor is unable to pay trade debts due to the filing of a Judicial Bankruptcy under the terms and conditions of the US Bankruptcy Codes.
H. "CUSTOMER DISPUTE" means any claim by Customer against SELLER, of any kind whatsoever, valid or invalid, that reduces the amount collectible from Customer by PFC.
I. "ADVANCE" shall be determined by the actual amount funded against any given collateral. In the event an account is offered to PFC for funding, the funding formula would be the gross amount of said invoice, less the Discount. The Advance percentage shall be Eighty-five Percent (85%).

3.	WARRANTIES

As an inducement for PFC to enter into this Agreement, and with full knowledge that the truth and accuracy of the warranties in this Agreement are being relied upon by PFC, SELLER warrants and covenants that:
A. SELLER is properly licensed and authorized to operate the business of Security Products , under the trade name(s) of PEPPERBALL TECHNOLOGIES - CA, INC. and SELLER's trade name(s) has been properly filed and published as required by the laws of the applicable County/State.
B. SELLER's business is solvent, and all the SELLER's obligations to the government for all Federal, state and/or local taxes including employee withholding taxes are paid in full and will continue to be paid in full on a timely basis.
C. Each of SELLER's account debtors is solvent to the best of SELLER's current information and knowledge.
D. SELLER is the lawful owner of, and has good and undisputed title to, the Accounts purchased by PFC.
E. Each account offered for sale to PFC is an accurate and undisputed statement of indebtedness by customer to SELLER for a sum certain which is due and payable in thirty days or less or other trade terms pre-approved in writing by PFC.
F. Each account offered for sale to PFC is an accurate statement of a bonafide sale, delivery and acceptance of merchandise or performance of service by SELLER to Customer
G. SELLER does not own, control or exercise dominion over, in any part or way whatsoever, the business of any account debtor which Accounts are factored by SELLER to PFC.
H. All financial records, statements, books or other documents shown to PFC by SELLER at any time, either before or after the signing of this Agreement are true and accurate.
I. SELLER will not, in any manner whatsoever interfere with any of PFC's rights under this Agreement.

__jcs__      __jgm_    _______    _________
(Initial)       (Initial)      (Initial)     (Initial)

J. SELLER will not factor or sell Accounts except to PFC for the period of this Agreement, and for so long as any indebtedness whatsoever remains owing by SELLER to PFC.
K. SELLER has not transferred, pledged or granted a security interest in SELLER's Accounts or other personal property further defined as Collateral by Paragraph 4, to any third person, which SELLER has not fully disclosed in writing to PFC, and SELLER will not transfer, pledge or grant a security interest to any other party in said personal property of the business for the term of this Agreement and for so long as SELLER is indebted to PFC.

4.   SECURITY INTEREST/COLLATERAL: As a further inducement for PFC to enter into this Agreement and as Collateral for the repayment of any indebtedness by SELLER to PFC, SELLER hereby grants to PFC a continuing security interest in the following described personal property of SELLER, hereinafter called "Collateral":

A. All presently existing or hereafter arising, now owned or hereafter acquired, Accounts, returned, reclaimed or repossessed goods with respect thereto; contract rights; purchase orders; chattel paper; general intangibles; intellectual property; reserves; credit balances; documents; instruments; deposit accounts; inventory, wherever located, including raw materials, work-in-process, finished goods, and all names or marks affixed to or to be affixed thereto for purposes of selling same; equipment and fixtures, including without limitation, all motor vehicles, furniture and any and all additions, substitutions or replacement; books and records relating to any of the above including, without limitation, all computer programs, optical data, electronically, magnetically or compressed, or any combination thereof, on-site or off-site, pertaining to the foregoing, in the possession of debtor, or any computer service bureau or other third person. Debtor is not authorized to sell, transfer, or otherwise convey or dispose of the foregoing property except finished inventory held for sale and sold in the debtor's usual course of business.

5.   FUNDING: Funding shall occur in the following manner and amounts.

A. ASSIGNMENT: At SELLER's option SELLER may from time to time sell, transfer and assign Accounts to PFC. Such assigned Accounts shall be identified by separate and subsequent written agreements on a form entitled "Schedule of Accounts". PFC may in its sole and absolute discretion purchase any specific Account from SELLER regardless of credit rating of customer.
B. APPROVAL: PFC will not purchase an Account unless such Account is first submitted to PFC by SELLER for approval and said Account is approved. PFC is not obligated to buy any Account from SELLER notwithstanding the fact that the aggregate sum of factored Accounts remaining unpaid/outstanding may be less than the Maximum Account stated in Paragraph 5H below. PFC shall have no liability whatsoever to SELLER of any Customer of SELLER for PFC's failure or refusal to purchase an Account. PFC may rescind any approval prior to any shipment of the goods, inventory, services rendered or equipment generating the Account.
C. REQUIRED FORMS: When SELLER offers a Schedule of Accounts to PFC for factoring, PFC shall receive (I) a copy of the original invoice with PFC's assignment stamp affixed to said invoice as evidence that SELLER is factoring the Account with PFC, (ii) evidence of delivery of product or services, or time card, or signature of acceptance by customer, or proof of completion, and (iii) a copy of the Bill of Lading or tracking number, Contract or Purchase Order, and/or a Purchase Order number which corresponds with said invoice(s), as appropriate to the business of SELLER or as required by PFC.
D. DISCOUNT: SELLER shall pay to PFC as earned a Factoring Discount fee of One Percent (1%) of the gross face value of each Account Purchased for each additional 15 day period or fraction thereof ("Fee Period") until the date Account purchased is paid in full or charged back to SELLER.
E.  MINIMUM MONTHLY FEE:  None.
F. RESERVE: Upon the purchase by PFC of each Account, PFC shall, unless waived by PFC in its sole discretion, establish a Reserve. The Reserve shall be the amount by which the face amount of the purchased Account exceeds the Advance, less all accrued fees and Adjustments on that purchased Account and any and all remittances received for the benefit of SELLER that PFC comes into possession of and may be deemed non-factored ("the Reserve"). Said Reserve Account may be held by PFC and applied against any obligations of SELLER to PFC. PFC reserves the right to initiate at any time and/or adjust the Reserve Account as deemed necessary by PFC.

_  jcs _       __jgm_     _______    ________
(Initial)      (Initial)      (Initial)      (Initial)

G. RESERVE RELEASE: As PFC collects Customer payments from or on behalf of account debtors, PFC shall credit the Customer Payments as funds clear to those Accounts purchased. In the event PFC receives electronic funds as payment for Accounts purchased, the funds will be credited when PFC's lender notifies same and proper identification/remittance of payments can be established. Any non-factored payments received by PFC shall be credited to the reserve and held by PFC for three business days from the receipt of said funds to allow said funds to clear. The Reserve portion as described in paragraph 5F. shall be released less the discount or minimum Fee from the proceeds received less any offsets, charge-backs or other obligations that SELLER may have to PFC. The Reserve Release generally takes place weekly. However, PFC reserves the right to withhold the Reserve Release to offset pending Charge-Backs.
H. MAXIMUM ACCOUNT: The outstanding amount in SELLER's Accounts with PFC (that is, Accounts Purchased by PFC from SELLER and not yet paid by Customer) shall not exceed the sum of $500,000.00. SELLER acknowledges that this stated amount is intended as a guideline only, and it does not obligate PFC to purchase Accounts in an aggregate sum equivalent to said stated Maximum Account.
I. TIMING: PFC will make a good faith effort to fund accepted SELLER Accounts within 24 hours of the submission of all Schedules of Accounts, excepting the initial Schedule and new customers, provided that SELLER has fully complied with this Agreement in every respect.
J.  LINE RESERVATION FEE:  None

6.   PROTECTION OF COLLATERAL/SECURITY INTEREST

A. SELLER will not change or modify the terms of sale on any Account purchased by PFC.
B. SELLER will not permit any lien, security interest or other encumbrance of any nature whatsoever to be created upon the Collateral except with prompt and written notice thereof to PFC, and its express written consent.
C. SELLER shall maintain adequate casualty insurance covering SELLER's business premises as is customary for similar businesses and, at the request of PFC, name PFC as loss payee of said insurance. Additionally, SELLER shall maintain adequate liability and workers compensation insurance and shall provide PFC with evidence of said insurance. Seller shall also maintain insurance that is appropriate by the licensing authorities that govern their industry and shall upon request provide evidence to PFC.
D. SELLER will immediately notify PFC in writing of any proposed or actual change of SELLER's name, identity, legal entity, corporate structure, use of additional trade name(s) and/or any proposed change in any executive officers, partners and/or owners of SELLER.
E. NOTICE OF LEVY: SELLER will promptly notify PFC of any attachment, levy or lien against SELLER. In addition, SELLER shall notify PFC of any legal action claiming money damages from SELLER in which SELLER is named as a Defendant.
F. NOTIFICATION TO CUSTOMER: PFC may any time and at its sole discretion notify any account debtor of SELLER of the assignment herein and/or the security interest of PFC and request that payments be made directly to PFC. PFC may at its sole discretion require the account debtor prior to funding to acknowledge in writting an assignment of payment to PFC for Accounts purchased from SELLER.
G. BOOK ENTRY: SELLER will, immediately upon sale of Accounts to PFC make proper entries on its books and records disclosing the absolute sale of said Accounts to PFC.
H. SOLE PROPERTY: Once PFC has purchased an Account, the payment from customer as to that Account is the sole property of PFC. Any interference by SELLER with this payment may result in civil and/or criminal liability.
I. HOLD IN TRUST: SELLER will promptly notify PFC of any payment received by it on an Account that has been factored to PFC, and will hold in trust and safekeeping, as the property of PFC and immediately surrender to PFC said same check, or other form of payment received by SELLER. Should SELLER come into possession of a check, or other payment, comprising payment(s) owing to both SELLER and PFC, SELLER shall surrender said same check or payment PFC prior to negotiation, whereupon PFC will refund to SELLER its portion of such payment. If any such "check" is deposited, cashed, or negotiated by SELLER, or any agent or employee of SELLER, a minimum charge of $50.00 will be charged for each occurrence, in addition to the ordinary Discount Fees owed on the Account to PFC. An additional fee of 1% of the gross amount of the Account will be charged SELLER for each five days SELLER fails to reimbursed PFC for funds SELLER received. In

                                        3
__jcs__    ___jgm      _________   _______
(Initial)      (Initial)      (Initial)      (Initial)

addition to repayment of the amount owed together with the fees, any such interference could also result in further civil and/or criminal liability. In the event funds on Accounts purchased are electronically transferred to SELLER, SELLER must immediately transfer said funds to PFC or be subject to the formula of fees described above.

7.  RECOURSE:

PFC will have the right to charge-back to Seller any invoice remaining unpaid regardless as to the reason for nonpayment after a period of ninety days from the time the invoice was first originated. An account or invoice deemed as a recourse charge-back will be considered in dispute for failure to pay within the payment or credit terms established under the Warranties provided by Seller in paragraph 3E of this Agreement. The administration of the rights of Charge-Back are defined below in paragraph 8A.

8.  CHARGE-BACKS:

A. RIGHT OF CHARGE-BACK: All Accounts subject to Customer Dispute as defined in Section 2H hereinabove will be immediately paid in full by SELLER to PFC by either SELLER (I) submitting "approved and acceptable" new Accounts, (ii) PFC requiring payment thereof, or (iii) PFC debiting SELLER's reserve account. All charge-backs are at the gross amount of said Account without any offset for fees, or reductions of any nature whatsoever.
B. NOTICE OF DISPUTE: SELLER must immediately notify PFC of any disputes between Customer and SELLER.
C. INVOICING ERROR: Mistaken, incorrect, and/or erroneous invoicing submitted by SELLER to PFC may at PFC's discretion be deemed a disputed Account and be charged back to SELLER.
D. DISPUTE SETTLEMENT: PFC may settle any dispute directly with Customer, however any remaining unpaid balance becomes the responsibility of the SELLER.
E. STATEMENT OF CHARGE-BACK (ACCOUNT STATED): PFC shall identify in writing all charge-backs and provide to SELLER a written statement thereof, which statement shall be deemed an "Account Stated" between SELLER and PFC, except for any errors of which SELLER has notified PFC in writing within fifteen (15) days after the date of receipt by SELLER of said statement. Any errors which PFC is timely notified of by the SELLER and PFC determines are not charge-backs as defined in this Agreement, shall be immediately credited to SELLER.

9. TERM AND TERMINATION:

A. TERM: This Agreement shall continue in effect until January 31, 2010 and shall be automatically renewed for successive periods of six months , so long as the accounts are in good standing. PFC may terminate this Agreement at any time. SELLER shall give sixty (60) days written notice of intent to terminate to PFC.
B. TERMINATION UPON DEFAULT: Notwithstanding the foregoing, upon the occurrence of Default by SELLER, this Agreement shall terminate automatically.
C. INDEBTEDNESS DUE AND PAYABLE: Upon the effective date of any termination, whether such termination is pursuant to the occurrence of a Default or otherwise, any indebtedness owing by SELLER shall become immediately due and payable without notice or demand. The gross outstanding Accounts in addition to all reservation, commitment, Line Fee, Discount Fees, Minimum Monthly Fee, Interest or other accrued Fees as provided for in this Agreement or subsequent Agreements, Notes or Addendum's between the parties, shall become immediately due and payable.
D. POST TERMINATION: After termination SELLER remains fully responsible to PFC in connection with any indebtedness existing or which may yet arise in connection with outstanding/factored Accounts. PFC's security interest shall continue until all indebtedness has been paid in full.
E.  EARLY TERMINATION:  Not applicable.

__jcs_     ___jgm__    ________   ________
(Initial)      (Initial)      (Initial)      (Initial)

10. DEFAULT AND REMEDIES:

A. DEFAULT: Any one or more of the following shall constitute a default of this Agreement:

(a) SELLER fails to pay any indebtedness or obligation to PFC when due,
(b) SELLER breaches any term, provision, covenant, warranty or representation under this Agreement, any Amendment hereto, or any other agreements or contracts between SELLER and PFC or obligation of SELLER to PFC,
(c) A receiver or trustee is appointed for any or all of the assets of SELLER,
(d) SELLER becomes insolvent, ceases business operations, or unable to pay debts as they mature, makes a general assignment for the benefit of creditors or voluntarily files under bankruptcy or similar law(s),
(e) Any involuntary petition in bankruptcy is filed against SELLER and is not dismissed within 60 days,
(f) Any levies of attachment, executions, tax assessment or similar process is issued against the SELLER or the Collateral and shall not be released within ten (10) days thereof, and/or
(g) Any document, statement, writing, warranty, representation, report, certificate, financial statement made or delivered to PFC by SELLER or any of SELLER's officers, employees or agents, now or hereafter, is incorrect, false, untrue or misleading in any material respect whatever, and/or
(h) The death or insolvency or incompetency of any guarantor of SELLER; revocation or termination of, invalidity or claim of invalidity of, or limitation of liability upon, any guarantee of any or all of SELLER's obligations and/or indebtedness, or commencement of proceedings against any guarantor or surety for SELLER under any bankruptcy or insolvency law, and/or
( i) PFC at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure.

B. REMEDIES AFTER DEFAULT: In the event of any default PFC may do any one or more of the following:

(a) Declare any indebtedness secured hereby immediately due and payable,
(b) Directly notify any account debtor/Customers and effect collections of Accounts/take possession of Collateral and collect such Accounts without judicial process whether said Account(s) is specifically assigned or not,
(c) Require SELLER to assemble the Collateral and the records pertaining to Accounts and any other Collateral and deliver it to PFC,
(d) Enter the premises of SELLER and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral,
(e) Grant extensions, compromise claims and settle Accounts for less than face value, all without prior notice to SELLER,
(f) Use in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright or technical process used or utilized by SELLER,
(g) Return any surplus realized to SELLER after deducting the reasonable expenses, costs, attorney's fees incurred by PFC in resolving said default
(l) Exercise any other rights and/or remedies available to PFC under law or equity.
(h) Hold SELLER liable for any deficiency, and/or
( i) Sell, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time PFC took possession, or after further manufacturing, processing or repair, at any one or more public and/or private sale(s), and to adjourn any such sale from time-to-time without notice other than oral announcement at time scheduled for sale. PFC may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition shall not relieve SELLER of any liability SELLER may have if any Collateral is defective as to title or physical condition at the time of sale, or such sale results in a deficiency, and/or
(j) PFC may charge and SELLER shall pay interest on all unpaid indebtedness at the rate of one and one-half percent (1 ½%) per month, and/or
(k) PFC may withhold all Reserves until said default is remedied, and/or
(l) Exercise any other rights and/or remedies available to PFC under law or equity.

__jcs__   __jgm__   _______    _______
(Initial)     (Initial)     (Initial)     (Initial)                                                                                                  5

C. CUMULATIVE RIGHTS: All rights, remedies and powers granted to PFC in this Agreement, or in any note or other agreement given by SELLER to PFC, are cumulative and may be exercised singularly or concurrently with such other rights as PFC may have. These rights may be exercised from time to time as to any part of the pledged Collateral as PFC in its discretion may determine.

11. OTHER PROVISIONS:

A. FINANCIAL RECORDS: SELLER will furnish to PFC financial statements and information as reasonably requested by PFC from time to time.
B. TAX COMPLIANCE: SELLER will furnish PFC, upon reasonable request satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements.
C. NO PLEDGE: SELLER has no authority to, and will not, pledge, or claim to pledge, the credit of PFC to any person or business for any purpose whatsoever.
D. POWER OF ATTORNEY: In order to carry out this Agreement, SELLER grants to PFC, an irrevocable power of attorney, coupled with an interest, authorizing and permitting PFC (acting through any of its employees, attorney's or agents) at any time, at PFC's option, with or without notice to SELLER, and at SELLER's sole expense, to do any or all of the following in SELLER's name or otherwise: its special attorney in fact, or agent, with power to:
(a) Insert PFC's remittance address on all Accounts of SELLER mailed by PFC,
(b) Receive, open, and dispose of all mail addressed to SELLER and in the event of a Default to notify the United States Postal Service to change the address for delivery of SELLER's mail to any address designated by PFC, including but not limited to, PFC's own address. PFC shall turn over to SELLER all mail not relating to the Collateral or SELLER's payment of any indebtedness owing,
(c) Endorse the name of SELLER, or SELLER's fictitious trade name, on any checks or other evidences of payment that may come into the possession of PFC on Accounts purchased by PFC or pursuant to default on any other documents relating to any of the Accounts or to Collateral, and including but not limited to, financing statements, financing statement amendments, notices to Customers and any other documents necessary to carry out the purposes of this Agreement,
(d) In SELLER's name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on Accounts,
(e) Compromise, prosecute, or defend any action, claim or proceeding as to said Accounts,
(f) From time to time offer a trade discount to SELLER's Customer exclusive of SELLER's normal business practice with said Customer,
(g) To direct any financial institution which is a participant with PFC in making Advances to or for the benefit of SELLER, or which is the institution with which any deposit account is maintained by SELLER, to pay to PFC all monies on deposit by SELLER, which are payable by said institution to SELLER regardless of any loss of interest, charge or penalty as a result of payment before maturity,
(h) To instruct any accountant or third party having custody or control of any books or records or computer records belonging to, or relating to, SELLER to give PFC full rights of access, inspection and opportunity to copy said records as PFC may require,
(i) File financing statements or financing statement amendments to reflect any change of SELLER's trade style or fictitious name or legal status, and
(j) To do any and all things PFC deems necessary and proper to carry out the purpose(s) of this Agreement.
(k) SELLER authorizers PFC to file all necessary financing statements in behalf of the SELLER with the State(s) in which PFC deems it necessary to secure its interest in the "Personal Property" assets as described in section 4 entitled "Security Interest/Collateral.
The authority granted PFC shall remain in full force and effect until all assigned Accounts are paid in full and any indebtedness or obligation of SELLER to PFC is discharged.
E. HOLD HARMLESS: SELLER agrees to indemnify and hold PFC harmless against any and all claims, losses, expenses, costs, obligations, liabilities, and attorneys' fees PFC may incur by reason of: (I) SELLER's breach of or failure to perform any of its warranties, guarantees, commitments, or covenants in this Agreement; or (ii) PFC's collecting or attempting to collect any Accounts.

                                         6
__jcs__    ___jgm_    ________    _______
 (Initial)      (Initial)      (Initial)      (Initial)

F. BINDING ON FUTURE PARTIES: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the Parties.
G. WRITTEN WAIVER: PFC may not waive its rights and remedies unless the waiver is in writing and signed by PFC. A waiver by PFC of any right or remedy under this Agreement on one occasion is not a wavier of any other right on that occasion, nor the waiver of that or any other right on any subsequent occasion.
H. LEGAL FEES: SELLER shall pay to PFC all attorney's fees, costs and/or expenses ("Legal Fees") incurred by PFC in connection with PFC negotiating, preparing, obtaining legal advise about, or enforcing this Agreement and any documents prepared in connection herewith, and/or protecting, preserving or enforcing any lien, security interest or other right granted by SELLER to PFC, whether or not suit is brought. In any lawsuit, arbitration or other proceeding, including any and all appeals therefrom, the prevailing party shall be entitled to recover its Legal Fees wherever applicable.
I. CALIFORNIA LAW: This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof. The venue for any litigation, arbitration or other proceeding relative to this Agreement shall be in San Diego County, State of California.
J. INVALID PROVISIONS: If any provision(s) of this Agreement shall be declared illegal, contrary to law or policy, or otherwise unenforceable, it is agreed that such provision shall be disregarded and that all other provisions of this Agreement shall remain in full force and effect as though such provision(s) had not been incorporated herein.
K. ENTIRE AGREEMENT: This Agreement, and any exhibits and schedules attached hereto, constitutes the entire agreement of the Parties and supersedes all other prior agreements, understandings, representations and warranties, whether written or oral. This Agreement may be amended only by written agreement executed by the Parties.
L. NOTICE: All notices, requests, demands, and other communications (collectively "Notices") given or made pursuant to this Agreement shall be given if sent by telex, telecopy, first-class mail or by registered or certified mail, return receipt requested, postage and fees prepaid, or equivalent private messenger/delivery service offering signature acknowledgment by recipient (FEDEX, UPS, etc.), or by personal delivery to the addresses listed on the original application, new addresses provided by the parties, or "wherever

_______
M. WAIVER OF JURY TRIAL: BOTH SELLER AND PFC ACKNOWLEDGE THE  EXTREME COST ATTENDANT TO TRIAL BY JURY, AND THEREFOR BOTH SELLER AND PFC WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR TRANSACTION RELATING TO THIS AGREEMENT OR ANY AGREEMENT(S) RELATED HERETO.

N. VENUE: SELLER agrees that all actions or proceedings of any nature whatsoever relating directly or indirectly hereto shall be litigated or arbitrated in courts or places located within the State of California, County of San Diego and if such action shall be brought in Federal Court then within the Federal District Court located in said State.
(a) Service of Process: If PFC is not able to serve process upon SELLER, SELLER hereby irrevocably appoints and designates the Secretary of State of California whose address is 1230 "J" Street, Sacramento, CA 95814, or any other person having or maintaining a place of business in such State, whom SELLER may from time to time hereafter designate having given ten (10) days written notice thereof to PFC" as SELLER's true and lawful attorney and duly authorized agent for acceptance of legal process. Service of such process upon either the Secretary of State as aforementioned, or upon such designated agent shall constitute personal service of such process upon SELLER.
O. REIMBURSEMENT FOR PAYMENT OF JUDGMENTS OR TAXES : In the event any governmental taxing authority or third party imposes or levies any sales, excise or other tax or other form of judgment against SELLER in such form that PFC deems it appropriate or necessary to pay such taxes, liens or judgments, SELLER will immediately reimburse PFC the amount of taxes, liens or judgments paid by PFC.
P. PARTICIPATION: SELLER acknowledges and agrees that PFC may seek to or enter into an agreement with a third party or parties whereby such third parties or parties ("Participant") participates with PFC in the transactions that are the subject of this Agreement (the "Participation"). SELLER further acknowledges and agrees that for the Participation, PFC may provide Participant with financial and other relevant information that PFC has obtained from or about SELLER in connection with this Agreement and/or any anticipated Participation.

__jcs__      __jgm__      ________      ________
 (Initial)       (Initial)        (Initial)         (Initial)

Q. DESTRUCTION OF SELLER'S DOCUMENTS : Any documents, schedules, invoices, accounts or other papers delivered to PFC may be destroyed or otherwise disposed of by PFC six (6) months after the same are delivered to PFC unless SELLER makes written request therefore and pays all expenses attendant to their return, and in which event PFC shall return same when PFC's actual or anticipated need therefore has terminated.
R. POST TERMINATION FEE'S: In the event that this Agreement is terminated, PFC shall issue a UCC termination financing statement at no cost to Seller or other authorized form of termination. Seller is responsible for filing this form at the Secretary of States Office or other such place as is appropriate. In the event that Seller request PFC to retrieve, recreate or reissue said documentation post termination, SELLER will be charged $50.00 plus any actual cost paid to a third party for this service.
S. POST TERMINATION ACCOUNTING RECOVERY FFES: In the event that Seller request copies of factoring reports or accounting documents sixty days or more post termination, SELLER shall pay reasonable recovery cost if those documents can be recovered. In some instances, when an Account becomes dormant information is purged from the system making recovery of this information unlikely.
T. PLACE OF PERFORMANCE: All acts to be performed under this Agreement are performable at PFC's chief place of business.
U. DISCLOSURE OF CHARGES: SELLER HAS FULLY READ THIS AGREEMENT, AND SELLER FULLY UNDERSTANDS THE CONTENTS HEREOF, PARTICULARLY THE CHARGES, RATES AND/OR COSTS WHICH SELLER WILL/MAY PAY TO PFC HEREUNDER. SELLER HAS EVALUATED THE CHARGES AT OTHER FINANCIAL INSTITUTIONS AND AGREES THAT THE CHARGES TO BE PAID HEREUNDER ARE FAIR AND REASONABLE UNDER THE CIRCUMSTANCES.
Executed this ninth day of July 2010, at San Diego, California.

PRIMARY FUNDING CORPORATION	PEPPERBALL TECHNOLOGIES – CA, INC.
A Delaware Corporation

/s/ Patricia J. Burns	/s/ John C. Stiska
By: Patricia J. Burns, President	By: John C. Stiska, Chief Executive Officer

/s/ Jeffrey G. McGonegal
By: Jeffrey G. MeGonegal, SEC/CFO